For period ending December 31, 2004
Exhibit 77.Q.1

File number 811-6637
Effective as of
September 28, 2004
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
of
THE UBS FUNDS
a Delaware Statutory Trust
Principal Place of Business
One North Wacker Drive
Chicago, Illinois 60606
 TABLE OF CONTENTS
ARTICLE I. Name and Definitions	1
Section 1. Name	1
Section 2. Definitions	1
ARTICLE II. Purpose of Trust	2
ARTICLE III. Shares	2
Section 1. Division of Beneficial Interest	2
Section 2. Ownership of Shares	2
Section 3. Investments in the Trust	3
Section 4. Status of Shares and Limitation of Personal
Liability	3
Section 5. Power of Board of Trustees to Change Provisions
Relating to Shares	3
Section 6. Establishment and Designation of Shares	3
ARTICLE IV. The Board of Trustees	4
Section 1. Number, Election and Tenure	4
Section 2. Effect of Death, Resignation, etc. of a Trustee
5
Section 3. Powers	5
Section 4. Payment of Expenses by the Trust	7
Section 5. Ownership of Assets of the Trust	7
Section 6. Service Contracts.	7
ARTICLE V. Shareholders Voting Powers and Meetings	9
Section 1. Voting Powers	9
Section 2. Voting Power and Meetings	9
Section 3. Quorum and Required Vote	9
Section 4. Action by Written Consent	9
Section 5. Record Dates	9
ARTICLE VI. Net Asset Value, Distributions, and Redemptions
9
Section 1. Determination of Net Asset Value, Net Income,
and Distributions	9
Section 2. Redemptions and Repurchases	9
Section 3. Redemptions at the Option of the Trust	10
Section 4. Transfer of Shares	10
ARTICLE VII. Compensation and Limitation of Liability	10
Section 1. Compensation of Trustees	10
Section 2. Indemnification and Limitation of Liability	10
Section 3. Trustees Good Faith Action, Expert Advice No
Bond or Surety	11
Section 4. Insurance	11
ARTICLE VIII. Miscellaneous	11
Section 1. Liability of Third Persons Dealing with
Trustees	11
Section 2. Termination of Trust or Series	11
Section 3. Merger and Consolidation	11
Section 4. Amendments	11
Section 5. Filing of Copies References, Headings	11
Section 6. Applicable Law	12
Section 7. Provisions in Conflict with Law or Regulations
	12
Section 8. Statutory Trust Only	13
Section 9. Use of the Name UBS	13

 AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF
THE UBS FUNDS
WHEREAS, the Trust was formed by the Trustees by the
filing of the Certificate of Trust with the Office
of the Secretary of State of the State of Delaware
on August 9, 1993, pursuant to an Agreement and
Declaration of Trust, dated as of August 9, 1993,
as amended from time to time (the Original
Declaration of Trust); and WHEREAS, the Trust
desires to update certain information contained
in the Original Declaration of Trust; and WHEREAS,
pursuant to the provisions of the Original
Declaration of Trust, the Trustees desire to amend
and restate the Original Declaration of Trust in the
manner hereinafter set forth;
NOW, THEREFORE, the Trustees hereby declare that:
(i)	the Original Declaration of Trust is amended
and restated in its entirety in the matter set forth;
and (ii)	the Trustees shall hold IN TRUST all
cash, securities and other assets which the Trust now
possesses or may hereafter acquire from time to time
in any manner and manage and dispose of the same upon
the following terms and conditions for the pro rata
benefit of the holders of Shares in this Trust; and
 (iii)	this Declaration of Trust shall be binding in
accordance with its terms on every Trustee, by virtue of having become of Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of the Original
Declaration of Trust and/or this Declaration of Trust.


Name and Definitions
Name.  This trust shall be known as THE UBS FUNDS
(formerly known as The Brinson Funds) and the
Trustees shall conduct the business of the
Trust under that name or any other name as they
may from time to time determine.
Definitions.  Whenever used herein, unless
otherwise required by the context or
specifically provided:
(a)	The Trust refers to the Delaware statutory
trust (formerly known as a Delaware business trust) established by the Agreement and Declaration of Trust, dated as of August 9, 1993, as amended from time to time;
(b)	The Trust Property means any and all property,
real or personal, tangible or intangible, which is owned
or held by or for the account of the Trust. The Trustees may authorize the division of Trust Property into two or more series, in accordance with the provisions of Article III, Section 1 hereof, in which case all references in this Declaration to the Trust, Trust Property, Shares therein or shareholders thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series (or classes) of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series (and classes) shall be fixed and determined, by the Trustees.  All series (and classes) of Trust Property
so established and designated by the Trustees shall be set forth in Attachment A to this Declaration of Trust, as amended from time to time;
(c)	Trustees refers to the persons who have signed this
Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who have been duly elected or appointed to serve on the Board of Trustees in accordance with the provisions of the Original Declaration of Trust or this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;
(d)	Shares means the shares of beneficial interest into
which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;
(e)	Shareholder means a record owner of outstanding
Shares;
(f)	Person means and includes individuals, corporations,
partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;
(g)	The 1940 Act refers to the Investment Company Act
of 1940 and the Rules and Regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such Rules and Regulations as are applicable to such sections as determined by the Trustees or their designees;
(h)	The terms Commission and Principal Underwriter
 shall have the respective meanings given them in Section
2 (a) (7) and Section (2) (a) (29) of the 1940 Act;
(i)	Declaration of Trust shall mean this Amended and
Restated Agreement and Declaration of Trust, as amended
or restated from time to time;
(j) By-Laws shall mean the By-Laws of the Trust as amended
from time to time;
(k)	The term Interested Person has the meaning given
it in Section 2 (a) (19) of the 1940 Act;
(l)	Investment Manager or Manager means a party
furnishing services to the Trust pursuant to any contract described in Article IV, Section 7 (a) hereof;
(m)	Series refers to each Series of Shares established
and designated under or in accordance with the provisions of Article III.


Purpose of Trust
The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities.


Shares
Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $.001 per Share. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section
6 hereof to the extent relevant and not otherwise provided for herein.
Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article
V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Article VI,
Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Shareholders of a Series (or class) from the assets held with respect to such Series according to the number of Shares of such Series (or class) held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby materially changing the proportionate beneficial interest of such Shares in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series.
Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series.
No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each series (or class) and similar matters.
The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and as to the number of shares of each Series held from time to time by each Shareholder.
Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholders account in the form of full and fractional Shares of the Trust, in such Series
(or class) as the purchaser shall select, at the net asset value per Share next determined for such Series
(or class) after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or reimbursement
fee upon investments in the Trust. Status of Shares and
Limitation of Personal Liability.  Shares shall be deemed
to be personal property giving only the rights provided
in this instrument and the By-Laws of the Trust.  Every
Shareholder by virtue of having become a Shareholder shall
be held to have expressly assented and agreed to the terms
hereof.  The death of a Shareholder during the existence
of the Trust shall not operate to terminate the Trust,
nor entitle the representative of any deceased
Shareholder to an accounting or to take any action in
court or elsewhere against the Trust or the Trustees,
but shall entitle such representative only to the rights
of said deceased Shareholder under this Declaration of
Trust.  Ownership of Shares shall not entitle a
Shareholder to any title in or to the whole or
any part of the Trust Property or right to call
for a partition or division of the same or for an
accounting, nor shall the ownership of Shares
constitute the Shareholders as partners or joint
venturers. Neither the Trust nor the Trustees, nor
any officer, employee or agent of the Trust shall
have any power to bind personally any Shareholder,
or to call upon any Shareholder for the payment of
any sum of money or assessment whatsoever other than
such as the Shareholder may at any time agree to pay.
Power of Board of Trustees to Change Provisions
Relating to Shares.  Notwithstanding any other
provision of this Declaration of Trust to the
contrary, and without limiting the power of the
Board of Trustees to amend the Declaration of Trust
as provided elsewhere herein, the Board of Trustees
shall have the power to amend this Declaration of Trust,
at any time and from time to time, in such manner as the
Board of Trustees may determine in their sole discretion,
without the need for Shareholder action, so as to add to,
delete, replace or otherwise modify any provisions
relating to the Shares contained in this Declaration of
Trust, provided that before adopting any such amendment
without Shareholder approval the Board of Trustees shall
determine that it is consistent with the fair and
treatment of all Shareholders and that Shareholder
is not required by the 1940 Act or other applicable law.
If Shares have been issued, Shareholder approval shall be
required to adopt any amendments to this Declaration of
Trust which would adversely affect to a material degree
the rights and preferences of the Shares of any Series
(or class) or to increase or decrease the par value of the
Shares of any Series (or class). Establishment and
Designation of Shares.  The establishment and designation
of any Series (or class) of Shares shall be effective
upon the adoption by a majority of the Trustees, of a
resolution which sets forth such establishment and
designation and the relative rights and preferences of
such Series (or class).
Each such resolution shall be incorporated herein by
reference upon adoption.
Shares of each Series (or class) established pursuant
to this
Section 6, unless otherwise provided in the resolution
establishing such Series, shall have the following
relative rights and preferences.
(a)	Assets Held with Respect to a Particular Series.
All consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as assets held with respect to that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively General Assets), the
Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General
Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

(b)	Liabilities Held with Respect to a Particular
Series.
The assets of the Trust held with respect to each
Series shall be charged with the liabilities of the
Trust with respect to such Series and all expenses,
costs, charges and reserves attributable to such Series,
 and any general liabilities of the Trust which are not
readily identifiable as being held in respect of a Series
shall be allocated and charged by the Trustees to and
among any one or more Series in such manner and on such
basis as the Trustees in their sole discretion deem fair
and equitable.  The liabilities, expenses, costs, charges,
and reserves so charged to a Series are herein referred
to as liabilities held with respect to that Series.
Each allocation of liabilities, expenses, costs, charges
and reserves by the Trustees shall be conclusive and
binding upon the holders of all Series for all purposes
in absence of manifest error.  All Persons who have
extended credit which has been allocated to a particular
Series, or who have a claim or contract which has been
allocated to a Series, shall look exclusively to the
assets held with respect to such Series for payment of
such credit, claim, or contract.  In the absence of an
express agreement so limiting the claims of such creditors,
claimants and contracting parties, each creditor,
claimant and contracting party shall be deemed nevertheless
to have agreed to such limitation unless an express
provision to the contrary has been incorporated in the
written contract or other document establishing the
contractual relationship.
(c)	Dividends, Distributions, Redemptions, and
Repurchases.  No dividend or distribution including,
without limitation, any distribution paid upon
termination of the Trust or of any Series (or class)
with respect to, or any redemption or repurchase of,
the Shares of any Series (or class) shall be effected
by the Trust other than from the assets held with respect
o such Series, nor shall any shareholder of any Series
otherwise have any right or claim against the assets
held with respect to any other Series except to the
extent that such Shareholder has such a right or claim
hereunder as a Shareholder of such other Series.  The
Trustees shall have full discretion to determine which
items shall be treated as income and which items as
capital; and each such determination and allocation
shall be conclusive and binding upon the Shareholders
in absence of manifest error.
(d)	Voting.  All Shares of the Trust entitled to
vote on a matter shall vote without differentiation
between the separate Series on a one-vote-per-Share
basis; provided however, if a matter to be voted on
affects only the interests of not all Series (or
class of a Series), then only the Shareholders of
such affected Series (or class) shall be entitled
to vote on the matter.
(e)	Equality.  All the Shares of each Series
shall represent an equal proportionate undivided
interest in the assets held with respect to such Series
(subject to the liabilities of such Series and such
rights and preferences as may have been established
and designated with respect to classes of shares within
such Series), and each Share of a Series shall be equal
to each other Share of such Series.
(f)	Fractions.  Any fractional Share of a Series
shall have proportionately all the rights and
obligations of a whole share of such Series,
including rights with respect to voting, receipt
of dividends and distributions and redemption of
Shares.
(g)	Exchange Privilege.  The Trustees shall
have the authority to provide that the holders of
shares of any series shall have the right to exchange
such Shares for Shares of one or more other Series in
accordance with such requirements and procedures as may
be established by the Trustees.
(h)	Combination of Series.  The Trustees shall have
the authority, without the approval of the Shareholders
of any Series unless otherwise required by applicable
law, to combine the assets and liabilities held with
respect to any two or more Series into assets and
liabilities held with respect to a single Series.
(i)	Elimination of Series.  At any time that there
are no Shares outstanding of a Series (or class), the Trustees may abolish such Series (or class). If a class of a Series has outstanding Shares, the Trustees may, in their sole discretion and without Shareholder approval, abolish any such class; provided that, prior to abolishing such class without Shareholder approval, the Board of Trustees shall make a determination that the manner of abolishing such class (i) is consistent with the fair and equitable treatment of all Shareholders; (ii) shall not adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or increase or decrease the par value of the Shares of any Series (or class); and (iii) shall not require Shareholder approval under the 1940 Act or other applicable law.


The Board of Trustees
Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16 (a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees.
Such resignation shall be effective upon receipt unless specified to be effective at some other time.
Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more
Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in
Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.
Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust.
Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts, documents and instruments that they may consider desirable, necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Trustees may: adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;
elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;
redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III,
Section 6 hereof, any Series of Shares, each such series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, Investment Manager or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions this Declaration of Trust, the presumption shall be in of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

Without limiting the foregoing, the Trust shall have power
and authority: (a)	To invest and reinvest cash and
cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S Government or
any foreign government, or any international
instrumentality or organization,
or by any bank or savings institution, or by any
corporation or organization organized under the laws of
the United States or of any state, territory, or
possession thereof, or by any corporation or organization organized under any foreign law, or in when issued contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons,
to exercise any of aid rights, powers, and privileges
in respect of any of said instruments; (b)	To sell,
exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of
the Trust or any Series; (c)	To vote or give assent,
or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(d)	To exercise powers and right of subscription or
otherwise which in any manner arise out of ownership of
securities; (e)	To hold any security or property in a
form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or
a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;
(f)	To consent to, or participate in, any plan for
the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)	To join with other security, holders in acting
through a committee, depositary, voting trustee or
and in that connection to deposit any security with, or
transfer any security to, any such committee, depositary or
trustee, and to delegate to them such power and authority
with relation to any security (whether or not so deposited
or transferred) as the Trustees shall deem proper, and to
agree to pay, and to pay, such portion of the expenses and
compensation of such committee, depositary or trustee as
the Trustees shall deem proper;
(h)	To litigate, compromise, arbitrate, settle or
otherwise adjust claims in favor of or against the Trust or
a Series, or any matter in controversy, including but not
limited to claims for taxes; (i)	To enter into joint
ventures, general or limited partnerships and any other
combinations or associations;
(j)	To borrow funds or other property in the name of
the Trust or Series exclusively for Trust purposes;
(k)	To endorse or guarantee the payment of any notes
other obligations of any Person; to make contracts of
guaranty or suretyship, or otherwise assume liability for
payment thereof; (l)	To purchase and pay for entirely
ut of Trust Property such insurance as the Trustees may
deem necessary, desirable or appropriate for the conduct
the business, including, without limitation, insurance
policies insuring the assets of the Trust or payment of
distributions and principal on its portfolio investments,
and insurance policies insuring the Shareholders, Trustees
officers, employees, agents, Investment Manager, principal
underwriters, or independent contractors of the Trust,
individually against all claims and liabilities of every
nature arising by reason of holding Shares, holding, being
or having held any such office or position, or by reason
of any action alleged to have been taken or omitted by any
such Person as Trustee, officer, employee, agent, invest
ment
Manager, Principal Underwriter, or independent contractor,
including any action taken or omitted that may be determ
to constitute negligence, whether or not the Trust would
have the power to indemnify such Person against liability;
and (m)	To adopt, establish and carry out pension; profit-
sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, employees and agents of the Trust.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
Payment of Expenses by the Trust. Subject to the provisions of
Article III, Section 6(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established or designated pursuant to Article III, Section 6, all expen ses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the
Trusts officers, employees, Investment Manager,
Principal
Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine.
Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered
The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign. Service Contracts.

(a)	The Trustees may, at any time and from time to time,
contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trusts investments, and such other responsibilities as may specifically be delegated to such Person.
(b)	The Trustees may also, at any time and from time to
time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or other securities to be issued by the Trust.  Every
such contract may contain such other terms as the
Trustees may determine.
(c)	The Trustees are also empowered, at any time and
from time to time, to contract with any Persons,
appointing such Person(s) to serve as custodian(s),
transfer agent
and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees.
(d)	The Trustees are further empowered, at any time
and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e)	The fact that:
(i)	any of the Shareholders, Trustees, or officers
of the Trust is a shareholder, director, officer,
partner, trustee, employee, Manager, adviser, Principal
Underwriter, distributor, or affiliate or agent of or for
any Person with which an advisory, management or
administration contract, or Principal Underwriters or
distributors contract, or transfer, shareholder
servicing or other type of service contract
may be made, or that (ii)	any Person with which
an
advisory, management or administration contract or Principal Underwriters or distributors contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or principal underwriters or distributors contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.


Shareholders Voting Powers and Meetings
Voting Powers. Subject to the provisions of Article III, Sections 5 and 6(d), the Shareholders shall have right to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purposes described in Section 1 of this Article V.
 A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice not more than ninety (90), nor less than ten (10) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholders as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Shareholder or his or attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

Quorum and Required Vote. Except when a larger quorum is required by the applicable provisions of the 1940 Act, the presence in person or by proxy of a majority of the Shares entitled to vote on a matter shall constitute a quorum at a Shareholders meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III,
Section 6(d) and the applicable provisions of the 1940 Act, when a quorum, is present at any meeting, a majority of the Shares voted shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if all the holders of Shares entitled to vote on the matter are provided with not less than 7 days written notice thereof and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of shares that would be required to approve the matter as provided in
Article V, Section 3. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) nor less than ten (10) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

Net Asset Value, Distributions, and Redemptions
Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted esolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series and the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.
Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon receipt by the Trust or a Person designated by, the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and the applicable provisions of the 1940 Act. Payment for said
Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemp is received in proper form. The obligation set forth in
Section 2 is subject to the provision that in the event any time the New York Stock Exchange (the Exchange) is closed for other than weekends, or holidays, or if permitted by the Rules of the Commission during periods hen trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value the net assets held with respect to such Series or during other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule 18f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed. Subject to the foregoing, the selection quantity of securities or other property so paid or delivered as or part of the redemption price shall be determined by or under of the
Trustees. In no case shall the Trust be liable for any of any corporation or other Person in transferring securities delivery as all or part of any payment in kind.

Redemptions at the Option of the Trust. The Trust shall have the right, at its option, upon 60 days notice to the affected hareholder at any time to redeem Shares of any Shareholder at the net asset value thereof as described in
Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or (ii) to the extent that such
Shareholder owns Shares of a
Series equal to or in excess of a maximum percentage of the outstanding Shares of such Series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns
Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust.
Transfer of Shares. The Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.


Compensation and Limitation of Liability

Compensation of Trustees. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to-provide advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.
Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustees performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed, to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
Trustees Good Faith Action, Expert Advice No Bond or
Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit, or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

Miscellaneous
Liability of Third Persons Dealing with Trustees.  No
Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments, made or properly transferred to the Trust or upon its order.
Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time, by the Trustees upon 60 days prior written notice to the Shareholders. Any Series may be terminated at any time by the Trustees upon 60 days prior written notice to the Shareholders of that Series.
Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Series
(or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several
Shareholders on the date of termination.

Merger and Consolidation. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another Trust, series or Person, (ii) the Shares of the Trust or any Series to be converted into beneficial interest in another statutory trust (or series thereof), (iii) the Shares to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by-law or (iv) a sale of assets of the Trust or one or more of its Series. Such merger or consolidation, Share conversion, Share exchange or sale of assets must be authorized by vote as provided in Article V, Section 3 herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Share exchange, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate statutory trust or trusts
(or series thereof).
Amendments. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.Filing of Copies References, Headings.
The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument, and in any such restatements and/or amendment, references to this instrument, and all expressions like herein, hereof and hereunder, shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings, are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
Applicable Law.  This Agreement and Declaration of
Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory trust Act, as amended from time to time (the Act). The Trust shall be a Delaware statutory trust pursuant to such Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Provisions in Conflict with Law or Regulations
(a)	The provisions of the Declaration of Trust are
severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however,
that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render
invalid or improper any action taken or omitted prior o
such determination.
(b)	If any provision of the Declaration of Trust shall
be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Use of the Name UBS. The name UBS and all rights to the use of the name UBS belong to UBS AG or its affiliates (together UBS). UBS has consented to the use by the Trust of the identifying word UBS and has granted to the Trust a non-exclusive license to use the name UBS as part of the name of the Trust and the name of any Series of Shares. In the event UBS or an affiliate of UBS is not appointed as Manager or ceases to be the Manager of the Trust or of any Series using such names, the non-exclusive license granted herein may be revoked by UBS and the Trust promptly shall cease using the name UBS as part of its name or the name of any Series of Shares, upon receipt of the written request therefore by UBS or any successor to its interests in such name.
IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 28th day of September, 2004.



Walter E. Auch		Edward M. Roob
6001 N. 62nd Place		841 Woodbine Lane
Paradise Valley, Arizona  85253		Northbrook,
Illinois  60062




Adela Cepeda		J. Mikesell Thomas
A.C. Advisory, Inc.		Federal Home Loan Bank
of Chicago
161 North Clark Street		111 East Wacker Drive
Suite 4975		Suite 800
Chicago, Illinois  60601		Chicago,
Illinois  60601




Frank K. Reilly
University of Notre Dame
College of Business Administration, Room 307A
Notre Dame, Indiana  46556-0399



THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS
One North Wacker Drive
Chicago, Illinois  60606


 EXHIBIT A

SERIES AND CLASSES OF THE TRUST

I.	Pursuant to Article III, Section 1 of the
Declaration of Trust, the Shares of beneficial interest of the Trust are divided into the following separate
Series of Shares established and designated as: UBS U.S. Bond Fund, UBS High Yield Fund, UBS U.S. Allocation Fund, UBS U.S. Large Cap Equity Fund, UBS U.S. Large Cap Value Equity Fund, UBS U.S. Large Cap Growth Fund, UBS U.S. Small Cap Equity Fund, UBS U.S. Small Cap Growth Fund, UBS U.S. Real Estate Equity Fund, UBS Global Allocation Fund, UBS Global Equity Fund, UBS Global Bond Fund, UBS International Equity Fund, UBS Emerging Markets Debt Fund, UBS Emerging Markets Equity Fund, UBS Dynamic Alpha Fund and UBS Absolute Return Bond Fund, each with an unlimited number of Shares of beneficial interest, (par value $0.001 per share), with such rights and preferences as are set forth in the Declaration of Trust.

II.	Pursuant to Article III, Section 1 of the
Declaration of Trust, each Series of the Trust is further divided into the following separate classes of Shares established and designated as: Class A Shares, Class B
Shares, Class C Shares and Class Y Shares, each with an unlimited number of Shares of beneficial interest, (par value of $0.001 per share). The Class B Shares of each Series of the Trust are further divided into the following sub-classes of Shares established and designated as: Class B-1 Shares, Class B-2 Shares, Class B-3 Shares and Class B-4 Shares, each with an unlimited number of Shares of beneficial interest, (par value $0.001 per share).

A.	Each Class A Share, Class B Share, Class C Share
and Class Y Share of a Series shall have the rights and limitations as set forth in Section 1 of Article III of the Declaration of Trust, except that: (i) dividends and distributions paid on Class A Shares, Class B Shares and
Class C Shares of a Series shall reflect reductions for payments of fees under the Series shareholder services and/or distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act for the Class A Shares, Class B Shares and Class C Shares, respectively; (ii) only the Class A
Shares, Class B Shares, Class C Shares and Class Y
Shares shall have (a) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Class A
Shares, Class B Shares, Class C Shares and Class Y
Shares, respectively, including, without limitation, the provisions or any shareholder services and/or distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act for the Class A Shares, Class B
Shares and Class C Shares, and (b) no voting rights with respect to the provision of any shareholder services and/or distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act applicable to any other class of shares of the Series or with regard to any other matter submitted to a vote of shareholders that does not now or in the future affect holders of the Class A Shares, Class B Shares, Class C Shares and Class Y Shares, respectively; and (iii) Class
B Shares of a Series shall automatically convert to Class A Shares of the same Series, beginning in the seventh year (in the case of Class B-1
Shares), beginning in the fifth year (in the case of B-2 Shares), beginning in the fourth year (in the case if Class B-3 Shares) and beginning in the third year (in the case of Class B-4 Shares) that such Class B Shares are held.

B.	Purchases of Class A Shares of a Series
are subject to the imposition of a sales charge according to the following schedules, which may be adjusted from time to time and are subject to such waivers as shall be determined from time to time by UBS Global Asset Management and as shall be described in the current prospectuses of the Class A Shares of the Series of the Trust:

(i) With respect to the Class A Shares of the Series designated and established as the UBS U.S.
Bond Fund, UBS High Yield Fund, UBS Global
Bond Fund and UBS Emerging Markets Debt Fund
(collectively, the Fixed Income Series ), sales charges are imposed as follows:

Amount of Investment		Sales Charge as a
Offering Price

Less than $100,000			4.50%
$100,000 to $249,999			3.50%
$250,000 to $499,999			2.50%
$500,000 to $999,999			2.00%
$1,000,000 and over			None

(ii) With respect to the Class A Shares of the Series designated and established as the UBS U.S. Allocation
Fund, UBS U.S. Large Cap Equity Fund, UBS U.S. Large
Cap Value Equity Fund, UBS U.S. Large Cap Growth Fund,
UBS U.S. Small Cap Equity Fund, UBS U.S. Small Cap Growth
Fund, UBS U.S. Real Estate Equity Fund, UBS Global
Allocation Fund, UBS Global Equity Fund, UBS International
Equity Fund and UBS Emerging Markets Equity Fund
(collectively, the Equity Series ), sales charges are imposed as follows:

Amount of Investment		Sales Charge as a
Offering Price

Less than $50,000			5.75%
$50,000 to $99,999			4.50%
$100,000 to $249,999			3.50%
$250,000 to $499,999			2.50%
$500,000 to $999,999			2.00%
$1,000,000 and over			None

(iii)	Purchases of Class A Shares of $1 million or more
that are redeemed within one year after purchase are subject to the imposition of the a contingent deferred sales charge equal to 1% of the Class A Shares offering price or the net asset value at the time of sale by the shareholder, whichever is less, subject to such waivers as shall be determined from time to time by UBS Global
Asset Management and as shall be described in the current prospectuses of the Class A Shares of the Series of the Trust.

C.	Class B Shares of are subject to the imposition
of a contingent deferred sales charge when shares are
sold before the end of the specified periods as shown
in the schedule below, subject to such waivers as shall
be determined from time to time by UBS Global Asset
Management and as shall be described in the current
prospectuses of the Class B Shares of the Series of
the Trust:
If shares are sold within:	Percentage (based on
amount of investment) by which the shares net asset value is multiplied:

	Class B-1	Class B-2	Class B-3
Class B-4
	Less than $100,000	$100,000 to $249,999
$250,000 to $499,999	$500,000 to $999,999
1st year since purchase	5%	3%	3%	2%
2nd year since purchase	4%	2%	2%	1%
3rd year since purchase	3%	2%	1%	None
4th year since purchase	2%	1%	None	None
5th year since purchase	2%	None	None	None
6th year since purchase	1%	None	None	None
7th year since purchase	None	None	None	None

The contingent deferred sales charge for the Class B
Shares of each Series is calculated by multiplying the lesser of the net asset value of the Shares at the time of purchase or the net asset value at the time of sale by the applicable percentage shown in the schedule above.
Regardless of the amount of the investment, Class B
Shares of Family Funds (Family Funds) include other
UBS Funds, UBS PACE Select funds and other funds for which UBS Global Asset Management (US) Inc. serves as principal underwriter) purchased or acquired prior to November 5, 2001 and exchanged (including exchanges as part of a reorganization) for shares of the Series after November 5, 2001 (collectively, Prior Class B Shares) are subject to the contingent deferred sales charge schedule for Class B-1 Shares. Class B-1 Shares of a Series that were received in exchange for Class B Shares of a Family
Fund, held by an investor for six years, will automatically convert to Class A Shares of the same
Series is beginning of the seventh year that the Class
B-1 Shares and Prior Class B Shares are held.

D.	Class C Shares are subject to the imposition
of contingent deferred sales charge on Class C Shares redeemed within one year after purchase, which shall be equal to the lesser of the net asset value of the Class C Shares at the time of purchase or the net asset value of such Class C Shares at the time of sale, multiplied by 1% for the Equity Series, and 0.75% for the Fixed Income Series subject to such waivers as shall be determined from time to time by UBS Global Asset Management and as shall be described in the current prospectuses of the Class C
Shares of the Series of the Trust.







September 28, 2004


 INVESTMENT ADVISORY AGREEMENT


AGREEMENT made this 1st day of January, 2005,
by and between The UBS Funds, a Delaware
business trust (the Trust) and UBS Global Asset
Management (Americas) Inc., a Delaware corporation (the Advisor).
1.	Duties of the Advisor.  The Trust hereby appoints
the Advisor to act as investment advisor to the UBS Global
Equity Fund (the Series) for the period and on such terms
set forth in this Agreement.  The Trust employs the
Advisor to manage the investment and reinvestment of the
assets of the Series, to continuously review, supervise
and administer the investment program of the Series, to
determine in its discretion the assets to be held
uninvested, to provide the Trust with records concerning
the Advisors activities which the Trust is required to
maintain, and to render regular reports to the Trusts
officers and Board of Trustees concerning the Advisors
discharge of the foregoing responsibilities.  The Advisor
shall discharge the foregoing responsibilities
subject to the control of the officers and
the Board of Trustees of the Trust, and in
compliance with the objectives, policies and
limitations set forth in the Trusts
Prospectus and Statement of Additional
Information.  The Advisor accepts such
employment and agrees to render the services
and to provide, at its own expense, the office
space, furnishings, equipment and the personnel
required by it to perform the services on the
terms and for the compensation provided herein.
With respect to foreign securities, at its own
expense, the Advisor may obtain statistical
and other factual information and advice
regarding economic factors and trends from its
foreign subsidiaries, and may obtain investment
services from the investment advisory personnel
of its affiliates located throughout the world
to the extent permitted under interpretations
of the federal securities laws.
2.	Portfolio Transactions.  The Advisor
shall provide the Series with a trading
department, and with respect to foreign
securities, the Advisor is authorized to utilize
 the trading departments of its foreign
affiliates.  The Advisor shall select, and with
respect to its foreign affiliates or the use of
any Sub-Advisors, as defined in Section 8 hereof,
shall monitor the selection of, the brokers or
dealers that will execute the purchases and sales
of securities for the Series and is directed to
use its best efforts to ensure that the best
available price and most favorable execution of
securities transactions for the Series are obtained.
Subject to policies established by the Board of
Trustees of the Trust and communicated to the Advisor,
it is understood that the Advisor will not be deemed
to have acted unlawfully, or to have breached a
fiduciary duty to the Trust or in respect of the Series,
or be in breach of any obligation owing to the Trust or
in respect of the Series under this Agreement, or
otherwise, solely by reason of its having caused the
Series to pay a member of a securities exchange, a
broker or a dealer a commission for effecting a
securities
transaction for the Series in excess of the amount
dealer would have charged if the Advisor determines in
good faith that the commission paid was reasonable in
relation to the brokerage or research services provided
by such member, broker or dealer, viewed in terms of
that particular transaction or the Advisors overall
responsibilities with respect to the Series and to
other funds and advisory accounts for which the
Advisor or any Sub-Advisor exercises investment
discretion.  The Advisor will promptly communicate
to the officers and trustees of the Trust such
information relating to the Series transactions
as they may reasonably request.
3.	Compensation of the Advisor.  For the
services to be rendered by the Advisor as provided
in Sections 1 and 2 of this Agreement, the Series
shall pay to the Advisor within five business days
after the end of each calendar month, a monthly fee
of one twelfth of the Series average daily net
assets for the month in accordance with the
following fee schedule:
	Assets Under Management		Fee
$0
 $500 million 				0.85%
On the next $500
 $1 billion		0.80%
On the next $1 billion
 $1.5 billion	0.75%
On the next $1.5 billion
 $2 billion	0.725%
Above $2 billion		0.70%

In the event of termination of this Agreement, the fee provided in this Section 3 shall be paid on a pro rata basis, based on the number of days when this Agreement was in effect.

4.	Reimbursement of Fee Waivers and
Expense Reimbursements. If on any day during which Agreement is in effect, the estimated annualized
Operating Expenses (as defined below) of the Series
for that day are less than the Operating Expense
Limit (as defined below), the Advisor shall be
entitled to reimbursement by the Series of the
investment management fees waived or reduced,
and of any expense reimbursements or similar
payments remitted by the Advisor to the Series
pursuant to the Advisors agreement to limit
the Series Operating Expenses (the
Reimbursement Amount) during any of the previous
three (3) years, to the extent that the Series
annualized Operating Expenses, plus the amount
so reimbursed, equals, for such day, the
Operating Expense Limit, provided that such
amount paid to the Advisor will in no event
exceed the total Reimbursement Amount and will
not include any amounts previously reimbursed
by the Series to the Advisor.  For purposes of
this Section 4:  (i) Operating Expenses shall
include the ordinary operating expenses incurred
by the Series in any fiscal year, including,
without limitation, management fees paid to the
Advisor, but excluding interest, taxes, brokerage commissions, other investment-related costs and extraordinary expenses not incurred in the ordinary course of the Series business; and (ii) Operating
Expense Limit shall mean the rate of the Total
Expense Limit as a percentage of average daily net
assets of the Series as stated in the then current registration statement of the Series, plus any distribution or service fees under Rule 12b-1
under the Investment Company Act of 1940 and/or
shareholder service fees as described in the then
current registration statement of the Series, as
determined from time to time by the Board of
Trustees of the Trust.
5.	Reports.  The Series and the Advisor agree
to furnish to each other such information regarding
their operations with regard to their affairs as
each may reasonably request.
6.	Status of Advisor.  The services of the
Advisor to the Series are not to be deemed exclusive,
and the Advisor shall be free to render similar services
to others so long as its services to the Series are not
impaired thereby.
7.	Liability of Advisor.  In the absence of willful
misfeasance, bad faith, gross negligence or reckless disregard by the Advisor of its obligations and duties hereunder, the Advisor shall not be subject to any liability whatsoever to the Series, or to any share-
holder of the Series, for any error of judgment,
mistake of law or any other act or omission in the
course of, or connected with, rendering services
hereunder including, without limitation, for any
losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.
8.	Delegation of Responsibilities to Sub-Advisors.
The Advisor may, at its expense, select and contract with one or more affiliated or unaffiliated investment advisors registered under the Investment Advisers Act of 1940 (Sub-Advisors) to perform some or all of the services for the Series for which it is responsible under this Agreement. The Advisor will compensate any Sub-Advisor for its services to the Series. The Advisor may terminate the services of any Sub-Advisor at any time in its sole discretion, and shall at such time assume the responsibility of such Sub-Advisor unless and until a successor Sub-Advisor is selected and the requisite approval of the Series shareholders is obtained. The Advisor will continue to have responsibility for all advisory services furnished by any Sub-Advisor.

9.	 Duration and Termination.  This Agreement shall
effective on January 25, 2005 provided that first it is
approved by the Board of Trustees of the Trust,
including a majority of those trustees who are not
parties to this Agreement or interested persons of
any party hereto, in the manner provided in Section
15(c) of the Investment Company Act of 1940, as
amended (the 1940 Act) and by the holders of a
majority of the outstanding voting securities of
the Series; and shall continue in effect until
July 1, 2004.  Thereafter, this Agreement may
continue in effect only if such continuance is
approved at least annually by:  (i) the Trusts
Board of Trustees; or (ii) by the vote of a majority
of the outstanding voting securities of the Series;
and in either event by a vote of a majority of those
trustees of the Trust who are not parties to this
Agreement or interested persons of any such party
in the manner provided in Section 15(c) of the
1940 Act.  This Agreement may be terminated by
the Trust at any time, without the payment of any
penalty, by the Board of Trustees of the Trust or
by vote of the holders of a majority of the
outstanding voting securities of the Series on 60
days written notice to the Advisor.  This Agreement
may be terminated by the Advisor at any time, without
the payment of any penalty, upon 60 days written
notice to the Trust.  This Agreement will automatically
terminate in the event of its assignment.  Any notice
under this Agreement shall be given in writing,
addressed and delivered or mailed postpaid, to the
other party at the principal office of such party.
As used in this Section 9, the terms assignment, interested
person, and a vote of a majority of the outstanding voting
securities shall have the respective meanings set forth in
Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of
the 1940 Act and Rule 18f-2 thereunder.10.	Name of
Advisor.  The parties agree that the Advisor has a
proprietary interest in the name UBS and the Trust
agrees to promptly take such action as may be necessary
to delete from its corporate name and/or the name of the
Series any reference to the name of the Advisor promptly
after receipt from the Advisor of a written request
therefor. 11.	Severability.  If any provisions of this
Agreement shall be held or made invalid by a court decision
statute, rule or otherwise, the remainder of this Agreement
shall not be affected thereby.12.	Amendment of this
Agreement. No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or
termination is sought, and no material amendment
of this Agreement shall be effective until approved by
vote of a majority of the Series' outstanding voting
securities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 1st day of January, 2005.



By:			By:
	Name: Joseph Malone
Name: James Capezzuto
	Title:   Treasurer and Principal
Title:    Assistant V P and Secretary
  Accounting Officer

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.


By:			By:
	Name:  Robert P. Wolfangel
Name:  Mark Kemper
	Title:    Executive Director
Title:    Executive Director and
                   Assistant Secretary